UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K/A

AMENDMENT NO. 1

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)     July 29, 2004

    Roberts Realty Investors, Inc.
(Exact Name of Registrant as Specified in Its Charter)

    Georgia
(State or Other Jurisdiction of Incorporation)

001-13183	56-2122873
(Commission File Number)	(IRS Employer Identification No.)

450 Northridge Parkway, Suite 302, Atlanta, Georgia (Address of Principal Executive Offices)	30350 (Zip Code)

    (770) 394-6000
(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

        [  ]      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

        [  ]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

        [  ]      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

        [  ]      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.   Completion of Acquisition or Disposition of Assets.

Roberts Realty Investors, Inc. conducts its business through Roberts Properties Residential, L.P. (the "operating partnership"), which owns all of Roberts Realty's properties. Roberts Realty owns a 73.4% interest in the operating partnership and is its sole general partner. This Current Report on Form 8-K/A amends Item 7 of the Current Report on Form 8-K of Roberts Realty filed on August 12, 2004 and relates to the operating partnership's sale on July 29, 2004 of its 200-unit St. Andrews at the Polo Club apartment community located at Wellington, Palm Beach County, Florida to Wellington Development, L.C. The total sales price for the St. Andrews' community was $36,000,000, or $180,000 per unit, with the buyer paying an additional $3,177,000 or $15,885 per unit to State Farm Life Insurance Company as an early termination fee to pay off the mortgage debt on the property. The purpose of this Amendment No. 1 is to provide a pro forma consolidated balance sheet as of June 30, 2004 and statement of operations for the six months ended June 30, 2004 that reflect the disposition of the St. Andrews community.

Item 9.01.   Financial Statements and Exhibits.

(b)  Pro forma financial information.

The following table summarizes pro forma balance sheet presentation for the St. Andrews of the Polo Club apartment community as of June 30, 2004 (dollars in thousands, unaudited):

	As Reported	St. Andrews at	Pro Forma
	Consolidated	the Polo Club	Consolidated

Land	$9,372	$4,167	$5,205
Buildings and improvements	54,448	21,072	33,376
Furniture, fixtures and equipment	6,398	2,831	3,567

	70,218	28,070	42,148
Less accumulated depreciation	(11,471)	(4,100)	(7,371)

Operating real estate assets	58,747	23,970	34,777
Construction in progress and real estate under development	50,649	-	50,649

Net real estate assets	109,396	23,970	85,426

CASH AND CASH EQUIVALENTS	18,552	-	18,552

RESTRICTED CASH	151	66	85

DEFERRED FINANCING COSTS - Net of accumulated amortization	611	305	306

ASSETS HELD FOR SALE	-	-	24,375

OTHER ASSETS - Net	743	34	709

	$129,453	$24,375	$129,453

LIABILITIES:
Mortgage notes payable	$51,737	$20,412	$31,325
Construction notes payable	28,083	-	28,083
Swap contract liability	1,062	-	1,062
Accounts payable and accrued expenses	1,495	281	1,214
Due to Roberts Construction	1,562	-	1,562
Security deposits and prepaid rents	160	70	90
Liabilities related to assets held for sale	29	-	20,792

Total liabilities	84,128	20,763	84,128

MINORITY INTEREST OF UNITHOLDERS IN THE OPERATING PARTNERSHIP	12,102	964	12,102

SHAREHOLDERS' EQUITY	33,223	2,648	33,223

	$129,453	$24,375	$129,453

The following table summarizes pro forma consolidated statement of operations presentation for the St. Andrews of the Polo Club apartment community as of June 30, 2004 (dollars in thousands, unaudited):

	As Reported	St. Andrews at	Pro Forma
	Consolidated	the Polo Club	Consolidated

OPERATING REVENUES	$3,793	$1,278	$2,515

OPERATING EXPENSES:
Personnel	404	126	278
Utilities	268	93	175
Repairs, maintenance and landscaping	219	82	137
Real estate taxes	500	243	257
Marketing, insurance and other	306	140	166
General and administrative expenses	863	-	863
Depreciation of real estate assets	1,356	565	791

Total operating expenses	3,916	1,249	2,667

(LOSS) INCOME FROM OPERATIONS	(123)	29	(152)

OTHER INCOME (EXPENSE)	(1,576)	(741)	(835)

LOSS BEFORE MINORITY INTEREST AND GAIN ON SALE
OF REAL ESTATE	(1,699)	(712)	(987)
MINORITY INTEREST OF UNITHOLDERS IN THE
OPERATING PARTNERSHIP	462	194	268

LOSS FROM CONTINUING OPERATIONS	(1,237)	-	(719)

INCOME FROM DISCONTINUED OPERATIONS, net of minority interest
of unitholders in the operating partnership	32,169	-	31,651

NET INCOME (LOSS)	$30,932	$(518)	$30,932

Signatures

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be filed on its behalf by the undersigned hereunto duly authorized.

ROBERTS REALTY INVESTORS, INC.

Dated: October 12, 2004	By: /s/ Greg M. Burnett Greg M. Burnett Chief Financial Officer

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